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                                                                    EXHIBIT 99.3



                                 ENDOCARE, INC.
                            1995 DIRECTOR OPTION PLAN

                (AS AMENDED AND RESTATED EFFECTIVE MARCH 2, 1999)


        1. PURPOSES OF THE PLAN. The purposes of this 1995 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined in this Plan) of the Company, to provide additional incentives to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

        All options granted hereunder shall be nonstatutory stock options.

        2. DEFINITIONS. As used herein, the following definitions shall apply:

               (a) "Board" means the Board of Directors of the Company.

               (b) "Code" means the Internal Revenue Code of 1986, as amended.

               (c) "Common Stock" means the Common Stock of the Company.

               (d) "Company" means Endocare, Inc., a Delaware corporation.

               (e) "Director" means a member of the Board.

               (f) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

               (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (h) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                      (i) If the Common Stock is admitted to trading or listed on a national securities exchange, Fair Market Value shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

                      (ii) If not admitted to trading or listed on any national securities exchange, Fair Market Value shall be the last sale price on that day of the Common Stock reported on the Nasdaq National Market or the Nasdaq SmallCap Market ("Nasdaq Stock Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.



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                      (iii) If not listed on the Nasdaq Stock Market, Fair
        Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day reported by the Nasdaq electronic bulletin board, or any comparable system on that day.

                      (iv) If the Common Stock is not included on the Nasdaq electronic bulletin board or any comparable system, Fair Market Value shall be the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

               (i) "Family Member" means the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which any of the foregoing individuals have more than a fifty percent (50%) beneficial interest, a foundation in which any of the foregoing individuals (or the Optionee) control the management of assets, and any other entity in which any of the foregoing individuals (or Optionee) own more than fifty percent (50%) of the voting interests.

               (j) "Inside Director" means a Director who is an Employee.

               (k) "Option" means a stock option granted pursuant to the Plan.

               (l) "Optioned Stock" means the Common Stock subject to an Option.

               (m) "Optionee" means a Director who holds an Option.

               (n) "Outside Director" means a Director who is not an Employee.

               (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (p) "Plan" means this 1995 Director Option Plan.

               (q) "Share" means a share of the Common Stock.

               (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

               (s) "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ Stock Market are open for trading.



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        3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is three hundred thousand (300,000) Shares of Common Stock. Such share reserve includes the 150,000-share increase authorized by the Board in April 1998, and approved by the stockholders on June 4, 1998 at the 1998 Annual Meeting. The Shares authorized for issuance under the Plan may be drawn from authorized but unissued, or reacquired, shares of Common Stock.

               If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

        4. ADMINISTRATION AND GRANTS OF OPTIONS UNDER THE PLAN. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

               (a) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (b) Each Outside Director shall be automatically granted an Option to purchase twenty thousand (20,000) Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointed by the Board to fill a vacancy. However, an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

               (c) Each Outside Director shall be automatically granted an Option to purchase five thousand (5,000) Shares (a "Subsequent Option") on January 1 of each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

               (d) The terms of a First Option granted hereunder shall be as follows:

                      (i) The term of the First Option shall be ten (10) years.

                      (ii) The First Option shall be exercisable while the Outside Director remains a Director of the Company, and as set forth in Sections 9 and 12 of this Plan.

                      (iii) The exercise price per Share shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the First Option. In the event that the date of grant of the First Option is not a Trading Day, the exercise price per Share shall be the Fair Market Value on the next Trading Day immediately following the date of grant of the First Option.



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                      (iv) The First Option shall become exercisable and vest
        with respect to ten thousand (10,000) Shares on the first (1st) anniversary of the Outside Director's appointment or election to the Board if the Outside Director continues as an Outside Director through such date, and shall become exercisable and vest with respect to the remaining ten thousand (10,000) Shares on the second (2nd) anniversary of the Outside Director's appointment or election to the Board if the Outside Director continues as an Outside Director through such date.

               (e) The terms of a Subsequent Option granted hereunder shall be as follows:

                      (i) The term of the Subsequent Option shall be ten (10) years.

                      (ii) The Subsequent Option shall be exercisable while the Outside Director remains a Director of the Company, and as set forth in Sections 9 and 12 of this Plan.

                      (iii) The exercise price per Share shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Subsequent Option. In the event that the date of grant of the Subsequent Option is not a Trading Day, the exercise price per Share shall be the Fair Market Value on the next Trading Day immediately following the date of grant of the Subsequent Option.

                      (iv) Subject to Section 12 of this Plan, the Subsequent Option shall become fully exercisable and vest on the first anniversary of its date of grant, provided the Outside Director continues as an Outside Director through such date.

               (f) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the number of Shares available under the Plan, then the remaining Shares available for Option grants shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

               (g) If stockholder approval of this Plan, as amended and restated, is obtained, all outstanding Options will be treated, effective as of the date of such stockholder approval, as if they had been issued under this Plan, as so amended and restated.

        5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 of this Plan.

        6. NO CREATION OF ADDITIONAL RIGHTS. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.



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        7. TERM OF PLAN. The Plan became effective on October 31, 1995. It shall continue in effect for a term of ten (10) years (October 30, 2005) unless sooner terminated under Section 13 of this Plan.

        8. FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of:

               (a) Cash;

               (b) Check;

               (c) Other Shares which (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (d) Delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (e) Any combination of the foregoing methods of payment; or

               (f) Such other consideration and method of payment for the issuance of Shares selected by the Board of Directors that is permissible under Applicable Law.

        9. EXERCISE OF OPTION. Subject to Section 12 of this Plan, the following rules shall apply regarding the exercise of Options.

               (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable at such times as are set forth in
Section 4 of this Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8 of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.



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               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b) Termination of Continuous Status as a Director. In the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option for one or more Shares on the date of such termination, the Option shall immediately terminate and cease to be outstanding with respect to those Shares. To the extent that the Optionee does not, within the time period specified in the Option, exercise such Option for any Shares for which the Option is exercisable on the date of his or her termination, the Option shall terminate with respect to those Shares upon the expiration of such time period.

               (c) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option for one or more Shares on the date of such termination, the Option shall immediately terminate and cease to be outstanding with respect to those Shares. To the extent that the Optionee does not, within the time period specified in the Option, exercise such Option for any Shares for which the Option is exercisable on the date of such termination, the Option shall terminate with respect to those Shares upon the expiration of such period.

               (d) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option for one or more Shares on the date of death, the Option shall immediately terminate and cease to be outstanding with respect to those Shares. To the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not, within the time period specified in the Option, exercise such Option for any Shares for which the Option is exercisable on the date of Optionee's death, the Option shall terminate with respect to those Shares upon the expiration of such period.

        10. LIMITED TRANSFERABILITY. An Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more Family Members of the Optionee or to a trust established for the exclusive benefit of the Optionee and/or one or more such Family Members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such



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assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment. Should the Optionee die while holding the Option, then the Option shall be transferred in accordance with Optionee's will or the laws of descent and distribution.

        11. ADJUSTMENTS.

               (a) In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), there shall be an adjustment to:

                      (i) The maximum number and/or kind of Shares may be granted under this Plan;

                      (ii) The number and/or kind of Shares covered by each outstanding Option;

                      (iii) The exercise price per Share in respect of each outstanding Option; and

                      (iv) The number and/or kind of Shares subject to each First Option and Subsequent Option granted after such change.

               (b) The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to stockholders (other than normal cash dividends).

        12. EXTRAORDINARY EVENTS

               (a) The Plan and each outstanding Option shall terminate upon the occurrence of any of the following events ("Extraordinary Events"):

                      (i) The dissolution, liquidation, or sale of all (or substantially all) of the assets of the Company;

                      (ii) Any reorganization, merger, or consolidation in which the Company does not survive;

                      (iii) The acquisition by any person or group (as defined in Section 13d of the Exchange Act) of beneficial ownership of more than fifty percent (50%) of the Company Stock; or

                      (iv) Any reorganization, merger, or consolidation in which the Company does survive but the Shares outstanding immediately preceding the transaction are converted by virtue of the transaction into other property, whether in the form of securities, cash, or otherwise.

        However, in no case will an Extraordinary Event be deemed to have occurred as a result of a sale of stock to the Company or to a holding company established by the Company.



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               (b) If an Extraordinary Event occurs, all Options shall become fully exercisable. Each Participant shall have the right to exercise any unexpired Option(s) for fully-vested shares prior to the Extraordinary Event. However, the effectiveness of any such exercise shall be:

                      (i) Conditioned upon:

                           (A) The Extraordinary Event actually occurring; and

                           (B) The Committee's receipt of the notice of exercise
               within the time period established by the Committee; and

                      (ii) Delayed until immediately prior to the Extraordinary Event.

        13. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or terminate the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent.

        14. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 of this Plan.

        15. CONDITIONS UPON ISSUANCE OF SHARES.

               (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the previously mentioned relevant provisions of law.

               (c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.



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        17. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Committee shall approve.



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